EXHIBIT 11

                                  Statement re Computation of Per Share Earnings


                                                                                           November 30,

                                                                                   1995                     1994
                                                                                   ----                     ----
                                                                                                         [Restated]
Fully Diluted:
  Average Shares Outstanding Disregarding Dilutive                              7,804,043                7,580,203
    Convertible Preferred Stock

  Assuming Conversion at beginning of Year of:
     10% Convertible Preferred Stock                                               57,600                   57,600
      8% Convertible Preferred Stock                                              103,333                  103,333
     12% Convertible Preferred Stock                                               95,238                   95,238
                                                                                ---------                ---------
  Shares Outstanding                                                            8,060,214                7,836,374
                                                                                =========                =========
Loss Available to Common Stockholders for Fully Diluted
  Calculations                                                                $(1,754,013)            $   (977,884)
                                                                              ============            =============
Per Share Amount:
   Net Loss                                                                $         (.22)          $         (.12)
                                                                           ===============          ===============

     This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to para 48 of APB No. 15 because it produced an antidilutive result.


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